As filed with the Securities and Exchange Commission on September 17, 2020.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933

COMPASS Pathways plc
(Exact name of registrant as specified in its charter)

England and Wales	2834	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

COMPASS Pathways plc
3rd Floor
1 Ashley Road
Altrincham
Cheshire WA14 2DT
United Kingdom
Tel: +1 (646) 905-3974
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nate Poulsen
COMPASS Pathways plc
180 Varick Street
New York, New York 10014
Tel: +1 (646) 905-3974
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom Benjamin K. Marsh Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 +1 (617) 570-1000	Sophie C. McGrath Goodwin Procter (UK) LLP 100 Cheapside London EC2V 6DY United Kingdom +44 (0) 20 7447 4200	Richard C. Segal Joshua A. Kaufman Divakar Gupta Cooley LLP 55 Hudson Yards New York, New York 10001 +1 (212) 479 6000	Claire Keast-Butler David Boles Cooley (UK) LLP Dashwood 69 Old Broad Street London EC2M 1QS United Kingdom +44 (0) 20 7785 9355

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-248484
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.
Emerging growth company  ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
†The term “new or revised financial accounting standards” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Ordinary Shares, nominal value £0.008 per share(4)	920,000	$17.00	$15,640,000.00	$2,030.08

(1)Based on the public offering price of $17.00 per American Depositary Share, or ADS. The Registrant previously registered securities at an aggregate offering price not to exceed $123,280,000 on a Registration Statement on Form F-1 (File No. 333-248484), which was declared effective on September 17, 2020, or the Prior Registration Statement. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, or the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $15,640,000 is hereby registered, which includes 120,000 ordinary shares represented by ADSs issuable upon exercise of the underwriters’ option to purchase additional ADSs and does not include the securities that the Registrant previously registered on the Prior Registration Statement.
(2)Includes the aggregate offering price of additional ADSs that the underwriters have the option to purchase.
(3)Calculated pursuant to Rule 457(a) based on an estimate of the proposed maximum aggregate offering price.
(4)These ordinary shares are represented by ADSs, each of which represents one ordinary share of the Registrant. ADSs issuable upon deposit of the ordinary shares registered hereby are being registered pursuant to a separate registration statement on Form F-6, as amended (File No. 333-248514).
The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), COMPASS Pathways plc (the “Registrant”) is filing this Registration Statement on Form F-1 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form F-1, as amended (File No. 333-248484) (the “Prior Registration Statement”), which the Commission declared effective on September 17, 2020.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of ordinary shares represented by American Depositary Shares (“ADSs”) offered by the Registrant by 920,000 ordinary shares represented by ADSs, including 120,000 ordinary shares represented by ADSs that may be sold pursuant to the underwriters’ option to purchase additional ADSs. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of Goodwin Procter (UK) LLP.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Goodwin Procter (UK) LLP (included in Exhibit 5.1).

24.1*	Power of Attorney.
* Previously filed on the signature page to the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-248484), originally filed with the Securities and Exchange Commission on August 28, 2020 and incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form F-1 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of London, United Kingdom, on the 17th day of September, 2020.

COMPASS PATHWAYS PLC

By:	/s/ George Goldsmith
	Name:	George Goldsmith
	Title:	Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form F-1 has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

	/s/ George Goldsmith	Chief Executive Officer and Chair of the Board of Directors (Principal Executive Officer)	September 17, 2020
George Goldsmith

	/s/ Piers Morgan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 17, 2020
Piers Morgan

	*	Chief Innovation Officer and Director	September 17, 2020
Ekaterina Malievskaia, M.D.

	*	Lead Director	September 17, 2020
David York Norton
	*	Director	September 17, 2020
Florian Brand

	*	Director	September 17, 2020
Jason Camm

	*	Director	September 17, 2020
Annalisa Jenkins, MBBS

	*	Director	September 17, 2020
Thomas Lönngren

	*	Director	September 17, 2020
Robert McQuade

	*	Director	September 17, 2020
Linda McGoldrick

By:	/s/ Nate Poulsen	Authorized Representative in the United States	September 17, 2020
Name: Nate Poulsen Title: General Counsel

*By:	/s/ George Goldsmith		September 17, 2020
Name: George Goldsmith Title: Attorney-in-Fact